Exhibit 99.2

U. S. SMALL BUSINESS ADMINISTRATION 409 Third St., S.W., Sixth Floor Investment Division, Office of SBIC Liquidation Washington, D.C. 20416 Telephone: (202) 205-7252 Facsimile: (202) 481-5884

VIA e-MAIL AND FACSIMILE
May 24, 2012	License No.: 03/03-0205

Franklin “Lin” P. Earley

President and CEO

Waterside Capital

2505 Cheyne Walk

Virginia Beach, VA 23454

RE:	Adjustment of Management Fees

Dear Lin:

The U. S. Small Business Administration Investment Division, Office of SBIC Liquidation (“SBA”), has reviewed the Management Expenses paid by Waterside Capital Corporation (“Waterside” or “Licensee”) in section 5(ii) of our Loan Agreement dated September 1, 2010. We are requesting Waterside agree to reduce its allowable Management Expenses from $23,750 a month or $285,000 annually to $19,500 a month or $234,000 annually plus pre-approved in writing by SBA, Officers and Directors Insurance. This effective June 1, 2012 and continues thereafter until further notice. Management Expenses are to be paid monthly.

The Licensee may elect to defer the payment of a portion of your management fees. However, payment of any deferred fees which accrue after the date of this Loan Agreement are subordinated to all amounts payable to SBA.

The foregoing is made without prejudice to any other rights of SBA, and SBA specifically reserves the right to seek and impose further remedies upon the SBIC as warranted.

Please contact me at (202) 205-7252 with any questions.

Sincerely,

/s/ Todd W. Leibbrand
Todd W. Leibbrand
Financial Analyst Account Resolution Branch Office of SBIC Liquidation/Investment Division

Acknowledged and Agreed To:

/s/ Franklin Early 5/25/12
Franklin Early, President Date Waterside Capital Corporation